SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                  Amendment #2

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 15, 2004

                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

           000-27365                                     88-0440528
 -------------------------------------------------------------------------------
   (Commission File Number)                 (I.R.S. Employer Identification No.)

     7203 W. Deschutes Avenue, Suite B, Kennewick, WA           99336
    ------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)

                                 (509) 736-7000
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



Section 4 - Matters Related to Accountants and Financial Statement

     Item 4.01 Changes in Registratnt's Certifying Accountant.

Change from KPMG LLP to Manning Elliott

KPMG LLP was previously the principal accountants for Electronic Identification, Inc. (the "Company"). On May 23, 2003, that firm was terminated and Manning Elliott was engaged as principal accountants. The decision to change accountants was recommended and approved by the board of directors.

In connection with the audits of the two fiscal years ended December 31, 2001 and 2000 and for the subsequent interim period through May 23, 2003, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the two fiscal years ended December 31, 2001 and 2000, and


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for the  subsequent  period  through March 23, 2003, the Company did not consult with Manning Elliott regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG LLP's report on the consolidated financial statements of the Company as of and for the years ended December 31, 2001 and 2000, contained a separate paragraph stating "the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty".

A letter from KPMG LLP is attached as Exhibit 23.1 to this Form 8-K.

Change from Manning Elliott to Cordavano and Honeck

Manning Elliott was previously the principal accountants for the Company. On March 28, 2004, that firm was terminated and Cordavano and Honeck was engaged as principal accountants. The decision to change accountants was recommended and approved by the board of directors.

In connection with the audit of the fiscal year ended December 31, 2002, and the subsequent interim period through March 18, 2004, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the fiscal year ended December 31, 2002 and for the interim period through March 18, 2005, the Company did not consult with Cordavano and Honeck regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

The audit report of Manning Elliott on the financial statements of the Company as of and for the year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Manning Elliott's report on the financial statements of the Company as of and for the year ended December 31, 2002, contained a separate paragraph stating "The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not obtained profitable operations since inception and will need additional financing to sustain operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty".

A letter from Manning Elliott is attached as Exhibit 23.2 to this Form 8-K.

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Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

 Exhibit No. Discription
--------------------------------------------------------------------------------
        23.1 Audit Letter from KPMG LLP, Chartered Accountants.

        23.2 Audit Letter from Manning Elliott, Chartered Accountants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: 4/7/05                                By:  /s/  G. Robert Williams
                                             ----------------------------------
                                             Name:     G. Robert Williams
                                             Title:    Chief Executive Officer


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